Exhibit 10.26

FIFTH AMENDED AND RESTATED

ACCRUED INTEREST PAYABLE CONVERSION AGREEMENT

THIS FIFTH AMENDED AND RESTATED ACCRUED INTEREST PAYABLE CONVERSION AGREEMENT (this “FIFTH Amended and Restated Agreement”), dated as of August 25, 2023, is made to the Accrued Interest Payable Conversion Agreement dated February 28, 2023, which was subsequently amended and restated by the Amended and Restated Accrued Interest Payable Conversion Agreement dated as of March 3, 2023 (the “First Amended and Restated Agreement”), the Second Amended and Restated Accrued Interest Payable Conversion Agreement dated as of March 23, 2023 (the “Second Amended and Restated Agreement”), the Third Amended and Restated Accrued Interest Payable Conversion Agreement dated as of April 19, 2023 (the “Third Amended and Restated Agreement”) and the Fourth Amended and Restated Accrued Interest Payable Conversion Agreement dated as of May 8, 2023 (the “Fourth Amended and Restated Agreement”) between Elephant Oil Corp., a Nevada corporation (the “Company”), Woodland Capital Limited (“Woodland Capital”) and Gavin Burnell (Woodland Capital, Mr. Burnell and, collectively with the Company, the “Parties”).

WHEREAS, the Company entered into loan agreements with Mr. Burnell and Woodland Capital on or about December 7, 2013 and November 4, 2013, respectively (collectively, the “Loan Agreements”).

WHEREAS, the Parties entered into the Fourth Amended and Restated Agreement on May 8, 2023.

WHEREAS, the parties would like to enter this Fifth Amended and Restated Agreement, at which time, the Fourth Amended and Restated Agreement and any amendments thereto will be null and void and without further effect.

WHEREAS, the Company has outstanding accrued interest payable owed to Mr. Burnell and Woodland Capital on the Loan Agreements (the “Accrued Interest Payable”), having an aggregate amount owed of $443,670 as of the date of this Fifth Amended and Restated Agreement (the “Agreed Amount”).

WHEREAS, the Company desires to forgo payment of the Accrued Interest Payable in exchange for the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or the “Securities”) upon the Company’s consummation of the anticipated listing for trading of the Company’s Common Stock on a national securities exchange (the “IPO”) at a conversion price equal to $2.925 (the “Conversion”).

WHEREAS, as consideration for entering into this Fifth Amended and Restated Agreement, the Company shall issue to Mr. Burnell 50,000 shares of Common Stock upon the Company’s consummation of the IPO (the “Bonus Shares”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Woodland Capital, and Mr. Burnell hereby agree as follows:

1.	The recitals contained hereinabove are acknowledged by the Parties as being true and correct and are incorporated by reference herein.

2.	In consideration for the issuance of shares of Common Stock to Mr. Burnell in connection with the Conversion, Woodland Capital and Mr. Burnell shall deem any Accrued Interested Payable owed to Woodland Capital and Mr. Burnell in accordance with the Loan Agreements paid in full and no longer owed to Woodland Capital and Mr. Burnell. The Parties agree that, upon delivery of the shares of the Company’s Common Stock, the Accrued Interest Payable shall be deemed paid in full even if the then amount of Accrued Interest Payable owed to Woodland Capital and Mr. Burnell in accordance with the Loan Agreements is greater than the Agreed Amount.

3.	Representations and Warranties of Woodland Capital and Gavin Burnell. Woodland Capital and Mr. Burnell hereby represent and warrant as of the date hereof and as of the date of any Conversion as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

a.	Experience of Gavin Burnell. Mr. Burnell, either alone or together with his representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Mr. Burnell is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

b.	General Solicitation. Mr. Burnell acknowledges that neither the Company nor any other person offered to sell the Securities to him by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

c.	Confidentiality. Other than to other persons party to this Fifth Amended and Restated Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, Woodland Capital and Mr. Burnell have maintained the confidentiality of all disclosures made to them in connection with the transaction (including the existence and terms of this transaction).

d.	Foreign Investor. If Mr. Burnell is not a United States person, Mr. Burnell represents that he has satisfied himself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Fifth Amended and Restated Agreement, including: (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Mr. Burnell further represents that his payment for, and his continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his jurisdiction or organization or domicile.

e.	Speculative Nature of Investment; Risk Factors. MR. BURNELL UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK.

Mr. Burnell acknowledges that: (i) any projections, forecasts or estimates as may have been provided to Mr. Burnell are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) Mr. Burnell has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. Mr. Burnell represents that Mr. Burnell’s investment objective is speculative in that Mr. Burnell seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore Mr. Burnell’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Mr. Burnell should only purchase these Securities if Mr. Burnell can afford to lose their entire investment.

f.	Money Laundering. If an entity, the operations of Woodland Capital are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

The Company acknowledges and agrees that the representations contained in Section 3 shall not modify, amend or affect Woodland Capital and Mr. Burnell’s right to rely on the Company’s representations and warranties contained in this Fifth Amended and Restated Agreement or any other document or instrument executed and/or delivered in connection with this Second Amended and Restated Agreement or the consummation of the transaction contemplated hereby.

4.	Registration Rights. The Company shall, on a resale registration statement on Form S-1 to be filed within six months of the date of the closing of the Company’s IPO, register 100% of the shares to be issued upon the Conversion and 100% of the Securities, to the extent required to permit the disposition of the Securities so to be registered.

5.	If the Company does not consummate the IPO within 180 days of the date of this Fifth Amended and Restated Agreement, this Fifth Amended and Restated Agreement and the issuance of the Securities provided for herein shall be null and void, unless otherwise extended by the mutual written agreement of the Parties.

6.	Woodland Capital and Mr. Burnell state that they have read the foregoing Fifth Amended and Restated Agreement and understand and agree to it.

7.	This Fifth Amended and Restated Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

8.	This Fifth Amended and Restated Agreement supersedes any and all agreements, either oral or in writing, between the Parties with respect to the matters contemplated hereby. This Fifth Amended and Restated Agreement specifically releases all parties of any rights and obligations under the Fourth Amended and Restated Agreement, and all amendments thereto, and said Fourth Amended and Restated Agreement and all amendments thereto are hereafter null and void.

IN WITNESS WHEREOF, the Company has caused this Fifth Amended and Restated Agreement to be executed on the date first written above.

ELEPHANT OIL CORP.

By:	/s/ Matthew Lofgran
Name:	Matt Lofgran
Title:	Chief Executive Officer

WOODLAND CAPITAL LIMITED

By:	/s/ Gavin Burnell
Name:	Gavin Burnell
Title:	Managing Director

/s/ Gavin Burnell
Gavin Burnell

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